Exhibit 10.18

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
Kulicke and Soffa Industries, Inc.: Fort Washington, PA
THIS AGREEMENT (“Agreement”) is made and entered into as of the Effective Date by and between AR CAPITAL, LLC, a Delaware limited liability company (“Buyer”), and ALLIANCE HSP FORT WASHINGTON OFFICE I LIMITED PARTNERSHIP, a Delaware limited partnership (“Seller”).
In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)    “Broker” shall mean the Stan Johnson Company, acting as Seller’s agent.
(b)    “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on or before the date that is ten (10) business days after the last day of the Due Diligence Period (as defined herein) unless the Buyer waives the full Due Diligence Period and elects to close earlier by providing at least five (5) business days’ written notice thereof to Seller. The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent prior to the date of Closing.
(c)    “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM EST on the date that is twenty eight (28) days thereafter or the date on which Seller receives written notice of Buyer’s waiver of the Due Diligence Period. Seller shall deliver to Buyer all of the Due Diligence Materials in Buyer’s possession or reasonable control within three (3) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period and the Closing Date shall be extended by one (1) business day. Upon request after delivery of the Due Diligence Materials by Seller, Buyer shall confirm receipt thereof.
(d)    “Earnest Money” shall mean FIVE HUNDRED THOUSAND and NO/100 Dollars ($500,000.00). The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent. If Buyer fails to deliver the Earnest Money within three (3) business days after the Effective Date for any reason whatsoever, this Agreement shall immediately and automatically be null and void and of no further force and effect.

(e)     “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date of execution and delivery of this Agreement by both Seller and Buyer shall be the “Effective Date” of this Agreement.
(f)    “Escrow Agent” shall mean Stewart Title Guaranty, 5935 Carnegie Blvd., Suite 301, Charlotte, NC 28209. Attention:  Regina L. Fiegel, Telephone:  (704-401-2010), Telecopy: (704-401-2039); E-Mail: rfiegel@stewart.com The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Commitment and Title Policy, (y) preparation of the closing statement, and (z) collection and disbursement of the funds.
(g)    “Lease” shall mean that certain Agreement of Lease dated as of June 30, 2005 (the “Lease”) between 1005 Virginia Associates, L.P., as Seller’s predecessor-in-interest (“1005 Virginia”), as landlord, and Kulicke and Soffa Industries, Inc., as tenant (“Tenant”), as amended pursuant to that certain First Modification of Agreement of Lease, dated as of September 21, 2006, by and between 1005 Virginia and Tenant, as further amendment pursuant to that certain Second Amendment to Lease Agreement dated as of October 1, 2012, by and between Seller and Tenant.
(h)    “Net Operating Income” shall mean the sum of the Annual Rent, the Management Fee Income and the HVAC Amortization Income, each as set forth on Schedule I attached hereto.
(i)    “Property” shall mean (23) that certain real property located at 1005 Virginia Drive, Fort Washington, Pennsylvania 19034, being more particularly described on Exhibit A, attached hereto and incorporated herein (the “Real Property”) together with all buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (23) all right, title and interest of Seller under the Lease and all security deposits (if any) that Seller is holding pursuant to the Lease; (23) all right, title and interest of Seller in all machinery, furniture, equipment and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements (collectively, the “Personalty”); (23) all right, title and interest of Seller, if any, to any unpaid award for (23) any taking or condemnation of the Property or any portion thereof, or (23) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights and appurtenances relating to any of the foregoing; and (f) all right, title and interest of Seller in and to any warranties, tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements, but expressly excluding any such property to the extent owned by Tenant (the “Intangible Property”).
(j)    “Purchase Price” shall mean THIRTEEN MILLION TWO HUNDRED SEVENTY-EIGHT THOUSAND SEVEN HUNDRED and NO/100 Dollars ($13,278,700.00). The Purchase Price is the sum of (A) the Net Operating Income (excluding the HVAC amortization income) divided by the cap rate of nine and twelve hundredths of one-percent (9.12%) and (B) the net present value of the HVAC Amortization Income using a discount rate of nine and twelve hundredths of one-percent (9.12%). If the Net Operating Income or the HVAC Amortization Income is not the same, the Purchase Price shall be adjusted accordingly.

(k)    Seller and Buyer’s Notice address
(i)    “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
Brett Hamilton
Alliance HSP Fort Washington Office I Limited Partnership
40 Morris Avenue, Suite 230
Bryn Mawr, PA 19010
Tel. No.: 650.906.8202
Email: bhamilton@alliancehsp.com
And to:

Richard Previdi
Alliance HSP Fort Washington Office I Limited Partnership
40 Morris Avenue, Suite 230
Bryn Mawr, PA 19010
Tel. No.: 908.337.9279
Email: rprevidi@alliancehsp.com

And to:

Todd Chase
Cole, Schotz, Meisel, Forman & Leonard, P.A.
300 East Lombard Street, Suite 2000
Baltimore, MD 21202
Tel. No.: 410.528.2974
Email: tchase@coleschotz.com

(ii)    “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
Michael Weil
AR Capital, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: 212.415.6505
Email: mweil@arlcap.com
And to:
Jesse Galloway
AR Capital, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: 212.415.6516

Email: jgalloway@arlcap.com
And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com
With hard copies and/or cds to:

James A. (Jim) Mezzanotte
AR Capital, LLC
7621 Little Avenue, Suite 200
Charlotte, NC 28226
Tel. No.: 704.626.4400
Email: jmezzanotte@arlcap.com

2.    Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price.
3.    Payment of Purchase Price. The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.
4.    Proration of Expenses and Payment of Costs and Recording Fees.
(a)    All real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively “Taxes and Assessments”) due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing. There shall be no closing adjustments between the parties for Taxes and Assessments not yet due and payable at Closing unless Tenant is not responsible for all such Taxes and Assessments due in accordance with the provisions of the Lease.
(b)    All rents actually collected as of the Closing Date shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing. Buyer agrees to the extent that it receives any rent attributable to periods prior to Closing, it will refund such amounts to Seller within two (2) business days of Buyer’s receipt.
(c)    Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as “Seller’s Closing Costs”:
(i)All Title Policy premiums for endorsements that Seller elects to purchase to cover title issues, if any;

(ii)Broker’s commission payments (for both leasing and sales commissions earned), in accordance with Section 23 of this Agreement; and

(iii)All fees relating to the granting, executing and recording of the Deed for the Property and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.
(d)    Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer’s Closing Costs”:

(i)All Title Policy premiums including any endorsements issued in connection with such policies exclusive of search costs and other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)all costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax; and

(iii)Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations.

(e)    Seller and Buyer shall split all fees, costs and/or charges for title searches, transfer taxes and conveyance fees on the sale and transfer of the Property, if any.
(f)    Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
5.    Title. At Closing, Seller agrees to convey to Buyer fee simple title to the Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).
6.    Examination of Property. Seller and Buyer hereby agree as follows:
(a)    Buyer shall order a title commitment (the “Title Commitment”) from Escrow Agent, a survey and a zoning report for the Property promptly after the date hereof. All matters shown in the Title Commitment, survey or zoning report (“Title Matters”) with respect to which Buyer fails to object, or for which Buyer has objected but Seller has elected (or deemed to have elected) not to cure, prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include any mechanic’s lien or any monetary lien caused or created by Seller, or any deeds of trust, mortgage, or other loan documents secured by the Property, (collectively, “Liens”). Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent) caused or created by Seller; provided, however, if the aggregate amount of monies required to satisfy any

Lien which is a judgment lien shall equal or exceed $100,000, Seller shall have the right to terminate this Agreement by notice to Buyer. Upon such termination by Seller, this Agreement shall terminate, the Earnest Money shall be promptly refunded to Buyer, and Seller shall pay to Buyer all of Buyer’s reasonable out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement, not to exceed FIFTY THOUSAND DOLLARS ($50,000), and neither party shall have any further liability to the other hereunder other than the obligations of the parties which survive Closing. Seller shall have no obligation to cure any Title Matter objected to, except as aforesaid, by Buyer. Seller shall notify Buyer of any objections which Seller elects to remove or cure within three (3) business days following receipt of Buyer’s objections. If Seller fails to deliver such notice, Seller shall be deemed to have elected not to cure any such objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given prior to the expiration of the Due Diligence Period (time being of the essence), upon which termination the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) two (2) business days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). If Seller does not remove or cure such Objection prior to the date that is the later of the Closing Date and the date that is two (2) business days after Seller’s receipt of written notice of the Objection, Buyer may terminate this Agreement, in which case the Earnest Money shall be returned to Buyer, and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. Notwithstanding the foregoing, if the Objection is a result of a new title exception caused or created by Seller after the Effective Date which Seller fails to cure, Seller shall reimburse Buyer for Buyer’s reasonable out of pocket costs and expenses incurred in connection with this Agreement not to exceed FIFTY THOUSAND DOLLARS ($50,000).
(b)    Within three (3) business days following the Effective Date, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession or reasonable control: (i) a complete copy of all leases affecting the Property (unless the same have previously been provided to Buyer) and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property; (iv) a copy of Seller’s title insurance commitments and policies relating to the Property; (v) a copy of the certificate of occupancy (or local equivalent) and zoning reports for the Property; and of all governmental permits/approvals; (vi) a copy of all environmental, engineering and physical condition reports for the Property; (vii) copies of the Property’s real estate tax bills for the current and prior two (2) tax years or, if the Property has been owned by Seller for less than two (2) tax years, for the period of ownership; (viii) the operating statements of the Property for the twenty four (24) calendar months immediately preceding the Effective Date or if the Tenant has been operating for less than twenty-four (24) months, for the period of operation; (ix) all service contracts and insurance policies which affect the Property, if any; (x) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any roof warranties; and (xi) a written inventory of all items of personal property to be conveyed to Buyer, if any (the “Due Diligence Materials”). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer, to the extent within Seller’s possession or reasonable control, within three (3) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other non-invasive investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenant under the Lease; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Buyer shall not perform or cause to be performed, without Seller’s prior written consent, any invasive or destructive sampling or testing of any media, including, but not limited to, water, soil and all other media (the “Invasive Testing”), which consent shall be in Seller’s sole discretion. If Buyer determines that Invasive Testing is required, then Buyer shall provide Seller with copies of any diligence that may be reasonably required by Seller to determine whether to consent to such Invasive Testing. Promptly upon receipt, Buyer shall provide to Seller copies of the results and reports produced as a result of any such Invasive Testing, provided that neither Buyer nor its third party contractors or agents shall be required to provide any representations or warranties to Seller in relation to such results and reports. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with Tenant in connection with Buyer’s due diligence, provided, however that Seller shall contact Tenant to arrange any interviews, and (ii) a representative of Seller shall be present during any such interview, if requested by Seller. Upon signing this agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein. Prior to the time Buyer avails itself of the rights herein contained to enter upon the Property, Buyer shall deliver to Seller evidence that Buyer, Buyer’s agents and contractors, or the particular party who intends to enter upon the Property, has in effect a fully paid policy of insurance that insures Buyer and Seller against any liability normally covered by a general public liability policy with limits of at least ONE MILLION DOLLARS ($1,000,000.00) per occurrence. The policy maintained, or caused to be maintained, pursuant to this Section 3.5 shall insure the contractual liability of Buyer covering the indemnities herein and shall (i) name Seller as an additional insured party, and (ii) contain a provision that the insurance provided thereunder shall be primary and noncontributing with any other insurance available to Seller. If Buyer fails to deliver a notice of termination to Seller in accordance with this Section prior to the expiration of the Due Diligence Period, such failure shall be deemed a determination by Buyer to proceed to Closing, subject to and in accordance with the terms of this Agreement and the Earnest Money shall be non-refundable, except as expressly set forth herein (i.e., Seller’s default, failure of a condition precedent to Buyer’s obligation to close and casualty/condemnation, and a new Objection as described in Section 6(a) of this Agreement). Buyer’s obligations set forth in this Section shall survive Closing and/or the termination of this Agreement.

(c)    Within two (2) business days following the Effective Date, Seller shall request Estoppel Certificates certified to the following: “AR Capital, LLC, ARC KSFTWPA001, LLC, and their lender, successors and assigns” (and simultaneously provide Buyer with a copy of such request) and a waiver of Tenant’s right of first refusal, if any. It shall be a condition of Closing that Seller shall have obtained an estoppel certificate from Tenant in substantially the form attached hereto as Exhibit F or, if Tenant refuses to sign the requested form, then in the form of estoppel certificate required by the Lease (the “Tenant Estoppel Certificate”), and Seller shall use good faith efforts to obtain the same. Seller shall promptly deliver to Buyer photocopies or pdf files of the executed estoppel certificate when Seller receives the same. If Seller is unable to deliver the Tenant Estoppel pursuant to the foregoing sentence on or before the Closing Date, Seller may extend the Closing Date up to fifteen (15) days in order to give Seller additional time to deliver such Tenant Estoppel. If Seller is unable to deliver such estoppel certificate on or before the Closing Date (as the same may be extended), such failure shall not be a default hereunder, and Buyer may, at its option, terminate this Agreement by written notice thereof to Seller on or before the Closing Date, in which case the Earnest Money shall be returned to Buyer, and neither party shall have any further liability under this Agreement, other than obligations which expressly survive the termination of this Agreement, or waive this condition and proceed to Closing
(d)    Seller shall use good faith efforts to obtain subordination, non-disturbance and attornment agreement from Tenant in form and substance reasonably acceptable to Buyer and Buyer’s Lender, if applicable (the “SNDA”). Delivery of an SNDA shall not be a condition to Buyer’s obligation to proceed to Closing, nor shall the failure to deliver an SNDA be a default by Seller hereunder.
(e)    Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer. Delivery of such estoppel certificates shall not be a condition to Buyer’s obligation to proceed to Closing, nor shall the failure to deliver such estoppel certificates be a default by Seller hereunder.
7.    Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenant has a right of termination or abatement of rent under the Lease, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $50,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
8.    Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
(a)    If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a) if Buyer delivers a notice to Escrow Agent and the Seller stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.
(b)    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Earnest Money in escrow and shall disburse the Earnest Money pursuant to the provisions of this Section 8.
9.    Default
(a)    In the event Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled to, as its sole and exclusive remedy to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer, except in connection with obligations which are expressly stated to survive the termination of this Agreement and Closing (i.e., Buyer’s indemnification of Seller in connection with Buyer’s right of entry onto the Property). In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.
(b)    In the event of a default in the obligations herein taken by Seller with respect to the Property, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money shall be refunded to Buyer, Seller shall pay to Buyer all of Buyer’s reasonable out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement, not to exceed Fifty Thousand Dollars ($50,000), which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”), and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section

9(b) (i) through (iii) above except that the term “Closing” shall read “Extended Closing”.
In no event shall Seller be liable to Buyer for any punitive, speculative or indirect consequential damages.
10.    Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents:
(a)    A Special Warranty Deed in the form attached hereto as Exhibit B;
(b)    An Assignment and Assumption of Lease and Security Deposits, in the form attached hereto as Exhibit C;
(c)    A Bill of Sale for the personal property, if any, in the form attached hereto as Exhibit D;
(d)    An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;
(e)    A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(f)    All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;
(g)    Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;
(h)    A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller;
(i)    An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;
(j)    Letter to Tenant in form of Exhibit G attached hereto; and
(k)    Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b), (e), (f), (g) and (k) above. Buyer shall have the right to advance the Closing upon five (5) business days prior written notice to Seller; provided that all conditions precedent to both Buyer’s and Seller’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a one-time right to extend the Closing for up to fifteen (15) business days upon written notice to Seller to be received by Seller five (5) business days prior to the to the date scheduled for the Closing. If Buyer timely exercises this right to extend, any document that Seller is obligated to provide that is “time sensitive” does not need to be provided again by Seller. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.    Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:
(a)    Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;
(b)    Except as disclosed on Exhibit H, Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;
(c)    Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease;
(d)    Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have actual knowledge of any such violations;
(e)    With respect to the Lease: (i) to Seller’s actual knowledge, the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and, to Seller’s actual knowledge, there is no default thereunder; (iii) to Seller’s actual knowledge, no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) to Seller’s actual knowledge, Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) the total scheduled annual base rent (the “Annual Net Rent”) for the current year of the Lease (October 1, 2012 through September 30, 2014) is $1,170,400.00 per annum with twenty-five cent ($0.25) increases per square foot per year;
(f)    There are no occupancy rights, leases or tenancies affecting the Property other than the Lease. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(g)    To Seller’s actual knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, there are no hazardous substances on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller’s knowledge, there are no underground storage tanks located on the Property; and
(h)    To Seller’s actual knowledge, Seller has provide Buyer with copies of all warranties in effect for the Property in Seller’s possession or reasonable control.
For purposes of this Agreement, the phrase “to Seller’s knowledge,” “to Seller’s actual knowledge,” “Seller has no actual knowledge” or phrases of similar import shall mean the actual, not constructive or imputed, knowledge of Brett Hamilton, without any obligation to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like. In no event shall Brett Hamilton be personally liable for any of the obligations of Seller under this Agreement. Further, to the extent Buyer discovers prior to the Closing any inaccuracy in a representation and warranty of Seller in this Agreement and the Closing occurs, such representation and warranty shall be deemed modified to reflect the inaccuracy discovered by Buyer.
Seller shall have the right to revise any of the representations and warranties made in this Section 11 from time to time prior to the Closing Date to reflect any changes that occur as a result of facts or circumstances outside of the reasonable control of Seller or that it obtains knowledge of after the Effective Date (collectively, “Changed Circumstances”) by delivering a revised written statement of representations and warranties to Buyer at any time prior to Closing (a “Revised Disclosure Schedule”), provided however, “Changed Circumstances” shall not include any fact or circumstance resulting from an intentional act or omission by Seller.  Buyer shall have the right to review the revised Seller Disclosure Schedule for a period of three (3) business days after its receipt thereof.  To the extent such Changed Circumstances would materially and adversely impact Net Operating Income of the Property or Buyer’s ability to own, operate and develop the Property, then, prior to the expiration of such three (3) business day period, Buyer shall deliver written notice (“Changed Circumstance Objection Notice”) to Seller that Buyer objects to the Changed Circumstance(s) set forth in the revised statement of representations and warranties, and Seller shall be permitted to either (a) take such corrective action as is necessary to resolve the Changed Circumstances in such a manner as to permit Buyer to develop, construct, or operate the Property (provided that Seller shall be required to notify Buyer of its intended course of action), or (b) to notify Buyer that Seller is unable or unwilling to take such corrective action. If Seller is either unwilling or unable to cure or satisfy the situation which created the inaccurate representation, then Buyer may terminate this Agreement within three (3) days thereafter, in which event the Earnest Money shall be returned to Buyer and neither party shall have any further liability to the other hereunder except as specifically set forth herein. In the event that Buyer fails for any reason to deliver a Changed Circumstance Objection Notice within such three (3) business day period, then (i) the representation or warranty in question shall be deemed modified based upon the Changed Circumstances, and (ii) such Changed Circumstance(s) shall be deemed to constitute part of the disclosures required to be made by Seller pursuant to this Agreement.
The representations and warranties of Seller shall survive Closing for a period of six (6) months. Notwithstanding anything to the contrary contained herein, Buyer shall not bring a claim alleging a breach of one or more of Seller’s representations and warranties to the extent that Buyer’s damages related thereto are not at least FIFTY THOUSAND DOLLARS ($50,000) in the aggregate, and Seller’s maximum liability pursuant to this Section 11 shall not in any event exceed THREE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($325,000).
12.    Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:
(a)    Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
The representations and warranties of Buyer shall survive Closing for a period of one (1) year.
13.    Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing:

(a)    Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;
(b)    Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional (subject to Buyer’s payment of the premium therefore) binder to issue the same, with extended coverage for the Real Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s title in fee simple to the Real Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);
(c)    Tenant shall be in possession of the premises demised under the Lease, paying full and unabated rent under the Leases and Tenant shall not have assigned or sublet the Property;
(d)    The representations and warranties of Seller contained in this Agreement shall have been true in all material respects when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;
(e)    Seller, at Seller’s sole cost and expense, shall have caused the work described on Exhibit I (the “Seller’s Work”) to be completed; and
(f)    Seller shall have delivered to Buyer a written waiver by any party of any right of first refusal, right of first offer or other purchase option that Tenant or any other such party has pursuant to the Lease or otherwise to purchase the Property from Seller, if any.
In the event that the foregoing conditions precedent have not been satisfied as of Closing, such failure shall not be a default hereunder unless specifically set forth herein, and Buyer may, at its option, terminate this Agreement by written notice thereof to Seller on or before the Closing Date, in which case the Earnest Money shall be returned to Buyer, and neither party shall have any further liability under this Agreement, other than obligations which expressly survive the termination of this Agreement, or waive this condition and proceed to Closing. If the failure of such condition precedent is a result of a default by Seller hereunder, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement.
14.    Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:
(a)    Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 2 hereof; and
(b)    The representations and warranties of Buyer contained in this Agreement shall have been true in all material respects when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
15.    Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.    Seller Covenants. Seller agrees that it: (a) shall continue to maintain, operate and manage the Property in the same manner in which Seller has previously maintained, operated and managed the Property; and (b) shall not, without Buyer’s prior written consent, which, prior to the expiration of the Due Diligence Period shall not be unreasonably withheld, conditioned or delayed, and after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion: (i) amend the Lease in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of the Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Lease nor release any guarantor of or security for the Lease unless required by the express terms of the Lease; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.
17.    Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.
18.    Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

19.    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
20.    No Representations or Warranties. BUYER HEREBY ACKNOWLEDGES, UNDERSTANDS AND AGREES THAT IT HAS AN OPPORTUNITY TO INSPECT THE PROPERTY AS SET FORTH IN SECTION 6 HEREIN, AND EXCEPT AS SET FORTH IN THIS AGREEMENT, THE PROPERTY SHALL BE CONVEYED AT CLOSING TO BUYER IN “AS-IS” CONDITION WITH NO REPRESENTATION OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER, BUYER’S AFFILIATES OR ANY PERSON MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATIONS WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN DETERMINED THROUGH NEGOTIATION TO REFLECT THAT THE PROPERTY IS BEING SOLD BY SELLER AND PURCHASED BY BUYER IN THE FOREGOING CONDITION.
EFFECTIVE AS OF THE CLOSING AND EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, BUYER AND/OR BUYER’S ASSIGNEE SHALL BE DEEMED TO HAVE RELEASED SELLER AND ALL SELLER RELATED PARTIES FROM ANY AND ALL CLAIMS WHICH BUYER OR ANY AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SERVANT, SHAREHOLDER OR OTHER PERSON OR ENTITY ACTING ON BUYER’S BEHALF OR OTHERWISE RELATED TO OR AFFILIATED WITH BUYER HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS OR STATUTORY CLAIMS RELATING THERETO, AND BUYER SHALL NOT LOOK TO SELLER OR ANY SELLER RELATED PARTIES IN

CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER’S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER’S COUNSEL.
21.    Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.
22.    Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.
23.    Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys'

fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.
24.    Assignment. Buyer shall not assign its rights under this Agreement. Notwithstanding the foregoing, Seller acknowledges that Buyer is entering into this Agreement for and on behalf of a related special purpose entity titled ARC KSFTWPA001, LLC (“Approved Assignee”) and intends to assign Approved Assignee its rights hereunder prior to Closing. An assignment to the Approved Assignee shall not require Seller’s consent, provided that the Approved Assignee is an affiliate of Buyer as of the Closing Date. The notice address for the Approved Assignee is 106 York Road, Jenkintown, PA 19046. No assignment shall relieve Buyer of any of its obligations hereunder.
25.    Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action.
26.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.
27.    Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).
28.    Time of Essence. Time is of the essence with respect to all of the terms and conditions set forth in this Agreement.
29.    Waiver of Jury Trial.
TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES,

IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.
30.    Drafts Not An Offer .
THE SUBMISSION OF A DRAFT, OR A MARKED UP DRAFT, OF THIS AGREEMENT BY ONE PARTY TO ANOTHER IS NOT INTENDED BY EITHER PARTY TO BE AN OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT WITH RESPECT TO THE PURCHASE AND SALE OF THE PROPERTY. THE PARTIES SHALL BE LEGALLY BOUND WITH RESPECT TO THE PURCHASE AND SALE OF THE PROPERTY PURSUANT TO THE TERMS OF THIS AGREEMENT ONLY IF AND WHEN THE PARTIES HAVE BEEN ABLE TO NEGOTIATE ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT IN A MANNER ACCEPTABLE TO EACH OF THE PARTIES IN THEIR RESPECTIVE SOLE DISCRETION, THE SELLER AND BUYER HAVE FULLY EXECUTED AND DELIVERED TO EACH OTHER A COUNTERPART OF THIS AGREEMENT.
31.    Bulk Sales. Seller shall comply in all respects with 43 P.S. §788.3, 69 P.S. § 529, 72 P.S. § 1403, 72 P.S. §7321.1, and 72 P.S. § 7240 (collectively, the “Bulk Sale Statutes”). In the normal course of its business, Seller shall file all tax returns and applications required to obtain corporate clearance certificates from the Pennsylvania Department of Revenue and the Pennsylvania Department of Labor and Industry (the “Clearance Certificates”) after Closing. Upon receipt, Seller shall deliver copies of the Clearance Certificates to Buyer. Seller hereby indemnifies and holds Buyer harmless from and against any and all claims or damages to the extent resulting from Seller’s failure to comply with the Bulk Sale Statutes.
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER: AR CAPITAL, LLC By: /s/ Edward M. Weil Name: Edward M. Weil Title: President Date: August 19, 2013	SELLER: ALLIANCE HSP FORT WASHINGTON OFFICE I LIMITED PARTNERSHIP By: /s/ Richard R. Previdi Name: Richard R. Previdi Title: Authorized Signatory Date: August 19, 2013

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE EARNEST MONEY.
ESCROW AGENT:
STEWART TITLE GUARANTY
By:    /s/ Daniell Howell
Name:    Danielle Howell
Title:     Assistant Vice President
Date:     August 19, 2013

EXHIBITS
Exhibit A    -    Real Property
Exhibit B    -    Form of Special Warranty Deed
Exhibit C    -    Form of Assignment and Assumption of Lease
Exhibit D    -    Form of Bill of Sale
Exhibit E    -    Form of Assignment of Contracts, Permits, Licenses and Warranties
Exhibit F    -    Form of Tenant Estoppel
Exhibit G    -    Form of Tenant Notice
Exhibit H    -    Pending Tax Appeal
Exhibit I    -    Seller’s Work

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY
ALL that tract or parcel of land and premises, situate, lying and being in the Township of Upper Dublin, County of Montgomery and Commonwealth of Pennsylvania, more particularly described as follows:
BEGINNING at a point on the centerline of Camp Hill Road (50 feet wide) said point being located 142.31 feet measured South 26 degrees 34 minutes 57 seconds West along said centerline from its intersection with the centerline of Virginia Avenue; thence from said beginning point along the centerline of Camp Hill Road South 26 degrees 34 minutes 57 seconds West 82.64 feet to a point; thence still by the same South 21 degrees 37 minutes 47 seconds West 116.43 feet to a point; thence leaving Camp Hill Road by land of the Pennsylvania Turnpike along its Northerly Right of Way line the four (4) following courses and distances; (1) South 75 degrees 30 minutes 17 seconds West 501.17 feet to an old iron pin; (2) South 85 degrees 22 minutes 39 seconds West 39.27 feet to a point; (3) along a line curving to the right in a Southwesterly direction having a radius of 2789.79 feet an arc distance of 121.73 feet and a chord of South 78 degrees 15 minutes 17 seconds West 121.72 feet to a point (4) South 79 degrees 30 minutes 17 seconds West 414.98 feet to an old concrete monument ; thence leaving said Turnpike by land now or formerly of the Township of Upper Dublin and crossing the end of Delaware Drive North 4 degrees 15 minutes 54 seconds West 425.48 feet to the center of a 70 feet wide drainage easement; thence along the centerline of said drainage easement in the bed of Pine Run the (3) following courses and distances; (1) North 85 degrees 44 minutes 06 seconds East 950.67 feet to a point; (2) along a line curving to the right in a Southeasterly direction having a radius of 150.00 feet the arc distance of 80376 feet and a chord of South 78 degrees 50 minutes 29 seconds East 79.79 feet to a point; (3) South 63 degrees 25 minutes 03 seconds East 152.96 feet to the first mentioned point and a place of beginning.
TOGETHER with the free and common use, right, liberty and privilege of a certain proposed road to be known as Delaware Drive leading from the Northwesterly corner of the premises hereby conveyed to and from Virginia Drive shown on Lot Subdivision Plan made by Frank A. Tebo, Registered Professional Engineer, dated June 31, 1964 and revised October 12, 1964.
TOGETHER with the benefits of the following easements:
Easement for vehicular ingress and egress and Maintenance far Tunnel under Camphill Road contained in Deed of Easement dated March 6, 1999 and recorded on April 6, 1999 described in Article 5 of Deed of Easement in Deed Book 5221 Page 949
Continued …

A-1

EXHIBIT A (cont.)

Nonexclusive easement for ingress and egress for vehicular and pedestrian traffic contained in Declaration of Easement dated June 8. 1998 and recorded June 12, 1998 as in Deed Book 5229 Page 955, as amended by First Amendment to Declaration of Easement in Deed Book 5564 Page 1988.

Note for Information:	Being known and designated as Parcel ID #54-00-04627-008 on the Tax Map of Township of Upper Dublin, County of Montgomery, Commonwealth of Pennsylvania.

Note for Information:	Being commonly known as 1005 Virginia Drive, Upper Dublin, Pennsylvania.

A-2

EXHIBIT B
FORM OF SPECIAL WARRANTY DEED
[Subject to Local Counsel Review]
This document prepared by:
(and return to :)
___________________________
___________________________
___________________________
___________________________

Tax Parcel No. ______________________________
SPECIAL WARRANTY DEED
THIS INDENTURE, made on the _____ day of ______________, 2013, by and between ___________________________________, a ___________________________ ("Grantor"), and ________________________________________, a ______________, whose address is ________________________________ ("Grantee")
W I T N E S S E T H:
THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of ____________, State of _____________, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon.
TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming under or through Grantor, but not otherwise.
UNDER AND SUBJECT nevertheless, to all easements, covenants, agreements and restrictions of record, and to the rights of tenants, but only to the extent that the same presently are valid and subsisting and affect the above-described premises.

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IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.
GRANTOR:

By:
                        Name:
                        Its:

[ACKNOWLEDGMENT]

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EXHIBIT C
FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT
______________________________ ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease dated _________________________________, between Assignor and _____________________________ (as amended from time to time, the “Lease”), including any and all security deposits under the Lease.
Assignee does hereby assume and agree to perform all of Assignor's obligations under or with respect to the Lease accruing from and after the date of this Assignment.
Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease on and after the date of this Assignment.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2013, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR: _______________________________ By: Name: Title:	ASSIGNEE: _______________________________ By: Name: Title:

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EXHIBIT D
FORM OF BILL OF SALE
For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ______________________________, a ___________________________, having an address at ____________________________ (“Seller”), hereby bargains, sells, conveys and transfers to ____________________________ (“Buyer”), a _______________________________, all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of __________________________, as more particularly described on Schedule A attached hereto and made a part hereof.
Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.
IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2013.
SELLER:

By:
Name:
Title:

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SCHEDULE A
TO BILL OF SALE
[Add legal description of Real Property]

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EXHIBIT E
FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES
THIS ASSIGNMENT, made as of the ___ day of ________, 2013, by _________________, a __________________________ (“Assignor”), to _____________________________, a __________________________________________(“Assignee”).
W I T N E S S E T H:
WHEREAS, by Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of ________, 2013, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ________________________ (the “Property”); and
WHEREAS, Assignor desires to assign, to the extent assignable, to Assignee as of the date hereof all of Assignor’s right, title and interest, if any, in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property (collectively, the “Contracts”).
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.
Assignor makes no warranties to Assignee as to the condition of such property and Assignee agrees to accept such property “as is” by its acceptance hereof. Assignor makes no representation or warranty whatsoever, whether express, implied or statutory, of any kind, including, but not limited to, merchantability and fitness for a particular purpose, with respect to such property.

This Assignment shall be governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within said Commonwealth.
IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.
ASSIGNOR:

a

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By:
Name:
Title:

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EXHIBIT F
FORM OF TENANT ESTOPPEL
The undersigned is tenant (the “undersigned” or “Tenant”) under a lease (“Lease”) with Alliance HSP Fort Washington Office I Limited Partnership, as successor to 1005 Virginia Associates (“Landlord”) dated June 30, 2005, as amended by a First Modification of Agreement of Lease dated September 21, 2006 and a Second Amendment to Lease Agreement dated November 20, 2012 (the “Second Amendment”), for 88,000 square feet (“Demised Premises”) located at 1005 Virginia Drive, Fort Washington, PA (the “Property”), as more particularly described in the Lease. The undersigned hereby certifies, as the date hereof, as follows:

1.	The copy of the Lease attached hereto as Exhibit “A” is a true, correct and complete copy of the Lease and all assignments, amendments, modifications and supplements thereto.

2.
The Lease represents the entire agreement between the undersigned, as Tenant, and Landlord with respect to the leasing of the Demised Premises, including, but not limited to, all understandings and agreements relating to the construction or installation of any leasehold improvements by the Landlord.

3.	The Lease is presently in full force and effect.

4.
Tenant entered into occupancy of the Demised Premises described in the Lease on May 1, 2006, and is in possession of and occupies the Demised Premises for purposes permitted under the Lease. Landlord has fully performed all work (including all punch list items) relating to Tenant’s initial occupancy of the Demised Premises required under the Lease. Landlord is responsible for completing the work described on Exhibit A to the Second Amendment. There are no outstanding obligations by Landlord for reimbursement of tenant improvement work, moving expenses, free rent periods or other monetary concessions due Tenant.

5.	The rent commencement date under the Lease was May 1, 2006.

6.
The term of the Lease will expire on September 30, 2023. The undersigned, as Tenant, has no right to renew or extend the term of the Lease, expansion rights under the Lease, nor any option or preferential right to purchase all of any part of the property of which the Demised Premises is a part, except those (if any) set forth in the Lease.

7.
To the actual knowledge of Tenant, as of the date hereof, without further investigation or inquiry: (a) there are no uncured defaults by Landlord under the Lease, and Tenant knows of no events or conditions which, with the passage of time or giving of notice or both, would constitute a default by Landlord under the Lease; and (b) there are no existing defenses or offsets which the undersigned has against its obligations to pay the rentals or other charges due under the Lease or against the enforcement of the Lease by Landlord.

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EXHIBIT F (cont.)

1.
Except as set forth in the Second Amendment, no fixed rents under the Lease have been paid more than one (1) month in advance by Tenant to Landlord. The current monthly amount of fixed rent due under the Lease is $97,533.33; the fixed rent has been paid through November 30, 2012. Pursuant to the Second Amendment, Tenant may be entitled, at Tenant’s election, to either reimbursement or a rent credit from Landlord for installments of Annual Rent paid prior to the effective date of the Second Amendment.

2.	The amount of the security deposit delivered by the undersigned under the Lease is $242,000.00.

3.
The undersigned has not assigned, mortgaged or pledged all or any part of its leasehold under the Lease or sublet all or any part of the Demised Premises and possess the full and unrestricted right and power to provide this certification letter and to make the representations, certifications and covenants contained herein, free and clear of all liens, encumbrances, security interests, equities, claims, restrictions or agreements.

4.
To the actual knowledge of Tenant, as of the date hereof, without further investigation or inquiry, Tenant has not heretofore received any written notice of environmental contamination resulting from the transportation, storage, treatment, disposal or use of any hazardous substances in, on, or about the Property or the Demised Premises by Tenant prior to or after the commencement of the Lease. Tenant directs Lender to Landlord for additional information relating to the environmental condition of the Property predating Tenant’s occupancy thereof.

5.
To the actual knowledge of Tenant, as of the date hereof, without further investigation or inquiry, Tenant has not heretofore received any written notice of any claim, litigation or proceeding (including condemnation), pending or threatened, against or relating to the Demised Premises.

As used herein, “actual knowledge of Tenant” is deemed to be limited to the actual knowledge of John Harell, Tenant’s Facilities Manager for the Demised Premises. This Estoppel Certificate is given by the undersigned with the knowledge that the representations herein made may be relied upon by Wells Fargo or its assignee and Landlord.
Dated: December 11, 2012
Tenant:
Kulicke and Soffa Industries, Inc.

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EXHIBIT G
FORM OF NOTICE TO TENANT
TO:    [Tenant]

Re:    Notice of Change of Ownership of ______________________________
Ladies and Gentlemen:
YOU ARE HEREBY NOTIFIED AS FOLLOWS:
That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.
Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.
Very truly yours,
[PRIOR LANDLORD]

By:
Name:
Title:

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EXHIBIT H
PENDING TAX APPEAL
Pending tax assessment appeal filed by the School District of Upper Dublin, indexed in the Court of Common Pleas of Montgomery County, Pennsylvania as School District of Upper Dublin v. Montgomery County Board of Assessment Appeals et al. Court Docket No.: 2009-38288.

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EXHIBIT I
SELLER’S WORK
Work pursuant to the following agreements:

Agreement (AIA Document A101-2007) with Ivy Air, Inc. to Perform Roof Top Units and Controls Replacement; May 29, 2013.

Letter from Pro Com Roofing Corp. Regarding Scope of Work for Partial Roof Replacement; February 19, 2013.

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